EXHIBIT 3.(I)


                            ARTICLES OF INCORPORATION

                                       OF

                       SOUTHWEST MANUFACTURING CORPORATION


         The undersigned incorporator, being a natural person, 18 years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

                                    ARTICLE I

         The name of the corporation is Southwest Manufacturing Corporation.

                                   ARTICLE II

         The registered office of the corporation is located at 527 Marquette, Minneapolis, Minnesota 55402, and the registered agent at that address is Charles Clayton.

                                   ARTICLE III

         The name and address of the incorporator is Charles Clayton, 527 Marquette, Minneapolis, Minnesota 55402.

                                   ARTICLE IV

         The corporation is authorized to issue an aggregate total of 100,000,000 common shares and 50,000,000 preferred shares.

                                    ARTICLE V

         In addition to the powers granted to the Board of Directors by Minnesota Statutes, Chapter 302A, the Board of Directors of this corporation shall have the power and authority to fix by resolution any designation, class, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and place of redemption, and conversion right with respect to any stock of the corporation.

                                   ARTICLE VI

         Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by a majority of the Board of Directors then in office, except as to those matters which require shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office.

                                   ARTICLE VII

         No holder of stock of this corporation shall be entitled to any cumulative voting rights.

                                  ARTICLE VIII

         No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class or series of stock of this corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation, nor any right of subscription to any part thereof.

                                   ARTICLE IX

         Minnesota Statutes sections 302A.671 (Control share acquisitions), 302A.673 (Business combinations) and 302A.675 (Takeover offer; fair price) shall not apply to this corporation.


         IN WITNESS WHEREOF, the Incorporator has executed these Articles of Incorporation, this 21st day of April, 1998.


                                        /s/ Charles Clayton
                                       ----------------------------------------
                                       Charles Clayton

                                                              STATE OF MINNESOTA
                                                             DEPARTMENT OF STATE
                                                                     FILED
                                                                  APR 23 1998
                                                         /S/ JOAN ANDERSON GROWE
                                                             SECRETARY OF STATE

                             ARTICLES OF AMENDMENT

                                       OF

                      SOUTHWEST MANUFACTURING CORPORATION

         The undersigned corporation hereby adopt the following Articles of Amendment, which replace the following Articles:

                                   ARTICLE I

         The name of the corporation is Data Acquisition Technologies, Inc.

         IN WITNESS WHEREOF, this amendment to the Articles of Incorporation is executed this 29th day of September, 1998.


                                             /s/ Lindsey Vinson
                                             -----------------------
                                             Lindsey Vinson

         The amendment was adopted by the shareholders, on the 29th day of September, 1998.

                                             /s/ Lindsey Vinson
                                             -----------------------
                                             Lindsey Vinson


                                                              STATE OF MINNESOTA
                                                             DEPARTMENT OF STATE
                                                                     FILED
                                                                  SEP 29 1998
                                                         /S/ JOAN ANDERSON GROWE
                                                             SECRETARY OF STATE

                             ARTICLES OF AMENDMENT

                                       OF

                      DATA ACQUISITION TECHNOLOGIES, INC.

         The undersigned corporation hereby adopt the following Articles of Amendment, which replace the following Articles:

                                   ARTICLE I

         The name of the corporation is Autoco.com, Inc.

         IN WITNESS WHEREOF, this amendment to the Articles of Incorporation is executed this 18th day of May, 1999.


                                             /s/ Lindsey Vinson
                                             -----------------------
                                             Lindsey Vinson


         The amendment was adopted by the shareholders, on the 17th day of May, 1999.


                                             /s/ Lindsey Vinson
                                             -----------------------
                                             Lindsey Vinson

                                                              STATE OF MINNESOTA
                                                             DEPARTMENT OF STATE
                                                                     FILED
                                                                  MAY 19 1999
                                                             /S/ MARY KIFFMAYER
                                                             SECRETARY OF STATE